As filed with the Securities and Exchange Commission on July [ ], 2004
                                      Registration Statement No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                           Sandy Spring Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                    Maryland                                52-1532952
         (State or Other Jurisdiction of             (IRS Employer I.D. Number)
         Incorporation or Organization)

                   17801 Georgia Avenue, Olney, Maryland 20832
               (Address of Principal Executive Offices) (Zip Code)

             Sandy Spring Bancorp, Inc. Director Stock Purchase Plan
                              (Full Title of Plan)

                                Hunter R. Hollar
                           Sandy Spring Bancorp, Inc.
                              17801 Georgia Avenue
                              Olney, Maryland 20832
                                 (301) 774-6400
           (Name, Address, and Telephone Number of Agent for Service)

                                    Copy to:

                          James I. Lundy, III, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                                   Suite P-15
                               4701 Sangamore Road
                            Bethesda, Maryland 20816

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
    Title of                      Proposed
  Securities     Amount to be     Maximum       Proposed Maximum      Amount of
     to be        Registered    Offering per   Aggregate Offering   Registration
  Registered         (1)         Share(1)          Price(1)              Fee
--------------------------------------------------------------------------------
 Common Stock,     15,000         $34.05           $510,675
$1.00 par value    shares                                              $64.70
--------------------------------------------------------------------------------


(1) Based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system on July 9, 2004, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to General Instruction C of Form S-8, the information set forth under the caption "PROSPECTUS" below constitutes a Reoffer Prospectus with respect to restricted shares of common stock purchased by certain directors under the Sandy Spring Bancorp, Inc. Directors' Stock Purchase Plan (the "Plan") prior to the filing of this Registration Statement. The documents and documents incorporated by reference constituting the prospectus for the registration of shares of common stock of the Registrant offered to directors of the Registrant under the Plan are not filed with the Commission, pursuant to the note to Part I of Form S-8 and Commission Rule 428.

                                   PROSPECTUS

                                  1,120 SHARES
                           SANDY SPRING BANCORP, INC.

                                  COMMON STOCK

         Sandy Spring Bancorp, Inc. is the holding company for Sandy Spring Bank, a commercial bank headquartered in Olney, Virginia.

         Certain members of the board of directors of Sandy Spring Bancorp are reoffering 1,120 shares of Common Stock that they purchased under our Director Stock Purchase Plan. Our common stock is quoted on the Nasdaq National Market under the symbol "SASR". The directors may sell these reoffered shares in public or privately negotiated transactions or may transfer them by gift or bequest or otherwise from time to time in the future.

         INVESTING IN COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         The price of the reoffered shares to the public depends upon future market prices of the common stock that can not yet be determined.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

         THESE  SECURITIES  ARE  NOT  DEPOSITS,   SAVINGS  ACCOUNTS,   OR  OTHER
OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  The date of this prospectus is July 9, 2004.

                                TABLE OF CONTENTS

Summary........................................................................1
Risk Factors...................................................................1
Caution about Forward Looking Statements.......................................3
Selling Security Holders.......................................................4
Where You Can Find Additional Information about Sandy Spring Bancorp, Inc......4
Documents Incorporated by Reference............................................4
Indemnification of Directors and Officers......................................5



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SHARES REOFFERED BY THIS PROSPECTUS ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THEIR REOFFER OR SALE IS NOT PERMITTED.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT US AND THE REOFFERING. THE SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK .YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE ENTIRE PROSPECTUS. EXCEPT AS OTHERWISE INDICATED BY THE CONTEXT, REFERENCES IN THIS PROSPECTUS TO "WE," "OUR," OR "US," ARE TO THE COMBINED BUSINESS OF SANDY SPRING BANCORP AND ITS SUBSIDIARIES, INCLUDING SANDY SPRING BANK.

SANDY SPRING BANCORP, INC. Sandy Spring Bancorp, Inc. is the registered bank holding company for Sandy Spring Bank, headquartered in Olney, Maryland. The Bank operates thirty community offices in Anne Arundel, Frederick, Howard, Montgomery, and Prince George's Counties in Maryland, together with an insurance subsidiary and an equipment leasing company. The address and phone number of our principal executive offices are 17801 Georgia Avenue Olney, Maryland 20832,
(301) 774-6400.

         We offer a broad range of financial services to consumers and businesses in this market area. We have established a strategy of independence, and intend to establish or acquire additional offices, banking organizations, and nonbanking organizations as appropriate opportunities may arise.

THE SANDY SPRING BANCORP, INC. DIRECTORS' STOCK PURCHASE PLAN. Our board of directors established the Directors' Stock Purchase Plan in December 2003. This plan provides a convenient means for participating directors to purchase our common stock at its market value. A total of 15,000 shares of common stock (approximately 1/10 of one percent of our outstanding shares of common stock) are authorized for issuance under the plan.

THE REOFFERED SHARES. In May 2004, 1,120 shares of common stock were issued under the Directors' Stock Purchase Plan. These shares are being reoffered by means of this prospectus. Before investing, carefully review the information contained in "Risk Factors," below.

                                  RISK FACTORS

CHANGES IN INTEREST RATES COULD REDUCE OUR PROFITABILITY.

            Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets (such as loans and investment securities) and the interest expense we pay on our interest-bearing liabilities (such as deposits and borrowings). Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while rates on other types may lag behind. Additionally, some of our assets, such as adjustable-rate mortgages, have features, including payment and rate caps, that restrict changes in their interest rates. Factors such as inflation, recession, unemployment, money supply, international disorders, instability in domestic and foreign financial markets, and other factors beyond our control may affect interest rates. Changes in market interest rates also will affect the level of voluntary prepayments on our loans and the receipt of payments on our mortgage-backed securities, resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Increases in market rates could have a significant adverse impact on our non-interest income as a result of reduced demand for residential mortgage loans and other loans. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates can still have a material adverse effect on our profitability.

OUR ALLOWANCE FOR CREDIT LOSSES MAY BE INADEQUATE TO COVER LOSSES ACTUALLY INCURRED.

            We maintain an allowance for credit losses in an amount we believe is sufficient to provide for risks in our loan portfolio. At any time, there are loans included in our loan portfolio that may result in losses, but that have not been identified as nonperforming or potential problem loans. We have procedures that we use to help us identify potential problem loans at a time when they can be worked out with minimal loss. However, we cannot be sure that we will be able to identify deteriorating loans before they become nonperforming assets, or that we will be able to limit losses on those loans that are identified. If Sandy Spring Bank incurs actual losses on its loans in excess of its allowance for credit losses, it may have insufficient income to extend credit, pay dividends or otherwise supply funds to us.

CHANGES IN LOCAL ECONOMIC CONDITIONS COULD REDUCE OUR INCOME AND GROWTH, AND COULD LEAD TO HIGHER LEVELS OF PROBLEM LOANS AND CHARGE-OFFS.

            Our lending operations are concentrated in Montgomery, Howard, Ann Arundel, Prince George's, and Frederick Counties in Maryland. Adverse changes in economic conditions in these areas, or the neighboring areas of Washington, D.C. and its Virginia suburbs or Baltimore, Maryland and its suburbs could hurt our ability to collect loans, could reduce the demand for loans, and otherwise could negatively affect our performance and financial condition.

WE COMPETE WITH OTHERS FOR BUSINESS.

            We compete for loans, deposits, and investment dollars with other banks and other kinds of financial institutions and enterprises, such as securities firms, insurance companies, savings and loan associations, credit unions, mortgage brokers, and private lenders, many of which have substantially greater resources than ours. In addition, non-depository institution competitors are generally not subject to the extensive regulation applicable to us and Sandy Spring National Bank. The differences in resources and regulation may make it harder for us to compete profitably, reduce the rates that we can earn on loans and investments, increase the rates we must offer on deposits and other funds, and adversely affect our financial condition and earnings.

GOVERNMENT REGULATION SIGNIFICANTLY AFFECTS OUR BUSINESS.

            The banking industry is heavily regulated.  Banking  regulations are
primarily   intended  to  protect  the  federal  deposit   insurance  funds  and
depositors, not shareholders. Sandy Spring National Bank is subject to regulation and supervision by the Office of the Comptroller of the Currency. We are subject to regulation and supervision by the Board of Governors of the Federal Reserve System. The burden imposed by federal and state regulations puts banks and bank holding companies at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations, and regulatory practices affecting the banking industry could impose additional costs on us, could hurt our ability to compete profitably with other financial institutions, or could have other material adverse effects on us.

         Additionally, changes in applicable law, if enacted, including those that would permit banks to pay interest on checking and demand deposit accounts established by businesses, could have a significant negative effect on net interest income, net income, net interest margin, return on assets, and return on equity.

         Government policy relating to the deposit insurance funds may also adversely affect our results of operations. Under current law and regulation, if the reserve ratio of the Bank Insurance Fund falls below 1.25%, all insured banks will be required to pay deposit insurance premiums. We do not currently pay any deposit insurance premiums. Payment of deposit insurance premiums will have an adverse effect on our earnings. These changes or other legislative or regulatory developments could have a significant negative effect on our net interest income, net income, net interest margin, return on assets, and return on equity.

                    CAUTION ABOUT FORWARD LOOKING STATEMENTS

         We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, and earnings expectations; estimates of risks and future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management's estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, our actual future results may differ materially from those indicated.  In  addition,  our past  results of
operations do not necessarily indicate its future results.

                            SELLING SECURITY HOLDERS

         The three directors who are reoffering shares in this prospectus, the amount of common stock beneficially owned by them as of the date of this prospectus, and the number of shares each of them is reoffering are shown below:

                                      Shares
                                   beneficially         Shares
                 Director              owned           reoffered
       -----------------------------------------------------------
       John Chirtea                   40,465              420
       Gilbert L Hardesty              9,676              350
       Craig A. Ruppert               28,244              350


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION
                        ABOUT SANDY SPRING BANCORP, INC.

         We file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further information on the public reference room. The SEC maintains a World Wide Web site on the Internet at "http://www.sec.gov" that contains reports, proxy and information statements, and other information regarding companies, including Sandy Spring Bancorp, Inc., that file electronically with the SEC.

         We have filed a Registration Statement on Form S-8 to register the common stock to be sold in the reoffering. This prospectus is a part of that Registration Statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. SEC regulations require us to "incorporate by reference" information into this prospectus, which means that important information is disclosed by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information that is included in this prospectus or is incorporated by reference from more recent documents, to the extent that they are inconsistent.

                       DOCUMENTS INCORPORATED BY REFERENCE

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (file no. 0-1906).

         (1)    Annual Report on Form 10-K for the year ended December 31, 2003;

         (2)    Quarterly  Report on Form 10-Q for the  period  ended  March 31,
                2004;

         (3) Current Reports on Form 8-K filed January 15, 2004 and April 15, 2004; and

         (4) The Description of Capital Stock contained in Item 5 of the Annual Report on Form 10-K for the year ended December 31, 1997.

         Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and to the extent they are considered filed, Current Reports on Form 8-K. Information incorporated by reference from later filed documents supersedes information that is included in this prospectus or is incorporated by reference from earlier documents, to the extent that they are inconsistent.

         You can obtain any of the documents incorporated by reference from us, the SEC, or the SEC's Internet web site as described above. Documents incorporated by reference are available from Sandy Spring Bancorp, Inc. without charge, including any exhibits specifically incorporated by reference therein.
You may obtain documents incorporated by reference in this prospectus by requesting them by phone or in writing from Ronald E. Kuykendall, Executive Vice President, General Counsel and Corporate Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832, (301) 774-6400.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sandy Spring's Articles of Incorporation generally provide for indemnification to the extent authorized by applicable law. Section 2-418 of the Maryland General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Sandy Spring may be insured or indemnified against liability which they may incur in these capacities. The Maryland General Corporation Law provides, in pertinent part, as follows:

         2-418  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. --

         (a) In this section the following words have the meanings indicated.

   (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

   (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

   (3) "Expenses"  include  attorney's  fees.

   (4) "Official capacity" means the following:

     (i) When used with respect to a director, the office of director in the corporation; and

     (ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

     (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

   (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding. (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b)(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

     (i) The act or omission of the director was material to the matter giving rise to the proceeding; and

         1. Was committed in bad faith; or

         2. Was the result of active and deliberate dishonesty; or

     (ii) The director actually received an improper personal benefit in money, property, or services; or

     (iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

   (2)(i)   Indemnification   may  be  against  judgments,   penalties,   fines,
   settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

     (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

   (3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

     (ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

   (4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

     (i) For a proceeding brought to enforce indemnification under this section; or

     (ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Unless limited by the charter:

   (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

   (2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

     (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

     (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection
     (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

   (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

(e)(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

   (2) Such determination shall be made:

     (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

     (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

     (iii) By the stockholders.

   (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

   (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

     (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

     (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

   (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

   (3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) For purposes of this section:

   (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

   (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

   (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Unless limited by the charter:

   (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

   (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

   (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k)(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

   (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

   (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Sandy Spring Bancorp, Inc. ("Sandy Spring") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (1)    Annual Report on Form 10-K for the year ended December 31, 2003;

         (2)    Quarterly  Report on Form 10-Q for the  period  ended  March 31,
                2004;

         (3) Current Reports on Form 8-K filed January 15, 2004 and April 15, 2004; and

         (4) The Description of Capital Stock contained in Item 5 of the Annual Report on Form 10-K for the year ended December 31, 1997.

         All documents filed by Sandy Spring Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sandy Spring's Articles of Incorporation generally provide for indemnification to the extent authorized by applicable law. Section 2-418 of the Maryland General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Sandy Spring may be insured or indemnified against liability which they may incur in these capacities. The Maryland General Corporation Law provides, in pertinent part, as follows:

         2-418  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. --

         (a) In this section the following words have the meanings indicated.

   (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

   (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

   (3) "Expenses" include attorney's fees.

   (4) "Official capacity" means the following:

     (i) When used with respect to a director, the office of director in the corporation; and

     (ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

     (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

   (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding. (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b)(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

     (i) The act or omission of the director was material to the matter giving rise to the proceeding; and

         1. Was committed in bad faith; or

         2. Was the result of active and deliberate dishonesty; or

     (ii) The director actually received an improper personal benefit in money, property, or services; or

     (iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

   (2)(i)   Indemnification   may  be  against  judgments,   penalties,   fines,
   settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

     (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

   (3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

     (ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

   (4) A corporation may not indemnify a director or advance expenses under this section for a proceeding brought by that director against the corporation, except:

     (i) For a proceeding brought to enforce indemnification under this section; or

     (ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise.

(c) A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Unless limited by the charter:

   (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

   (2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

     (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

     (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection
     (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

   (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

(e)(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

   (2) Such determination shall be made:

     (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

     (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

     (iii) By the stockholders.

   (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

   (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

     (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

     (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

   (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

   (3) Payments under this subsection shall be made as provided by the charter, bylaws, or contract or as specified in subsection (e) of this section.

(g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) For purposes of this section:

   (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

   (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

   (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j) Unless limited by the charter:

   (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

   (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

   (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

(k)(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

   (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

   (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The shares of stock reoffered hereby were issued to directors of the registrant in private transactions exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

ITEM 8.  EXHIBITS.

         The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olney, State of Maryland on July 9, 2004.



                                             By: /s/ HUNTER R. HOLLAR
                                                 ----------------------------
                                                 Hunter R. Hollar, President
                                                 and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                       Title                                   Date

/s/ JOHN CHIRTEA*                 Director                          July 9, 2004
-----------------
John Chirtea

/s/ SUSAN D. GOFF*                Director                          July 9, 2004
------------------
Susan D. Goff

/s/ SOLOMON GRAHAM*               Director                          July 9, 2004
-------------------
Solomon Graham

/s/ GILBERT L. HARDESTY*          Director                          July 9, 2004
------------------------
Gilbert L. Hardesty

/s/ CHARLES F. MESS*              Director                          July 9, 2004
--------------------
Charles F. Mess

/s/ ROBERT L. MITCHELL*           Director                          July 9, 2004
-----------------------
Robert L. Mitchell

/s/ ROBERT L. ORNDORFF, JR.*      Director                          July 9, 2004
----------------------------
Robert L. Orndorff, Jr.

/s/ DAVID E. RIPPEON*             Director                          July 9, 2004
---------------------
David E. Rippeon

/s/ CRAIG A. RUPPERT*             Director                          July 9, 2004
---------------------
Craig A. Ruppert

/s/ LEWIS R. SCHUMANN*            Director                          July 9, 2004
----------------------
Lewis R. Schumann

/s/ W. DREW STABLER*              Director, Chairman of the         July 9, 2004
--------------------              Board
W. Drew Stabler

/s/ JAMES H. LANGMEAD             Executive Vice President and      July 9, 2004
---------------------             Chief Financial Officer
James H. Langmead


*By:  /s/ THERESA A. CORNISH
      ----------------------
      Theresa A. Cornish, Attorney in Fact


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the following members of the Human Resources Committee, which has responsibility for the administration of the Directors' Stock Purchase Plan, comprising a majority thereof, have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Olney, State of Maryland on July 9, 2004.

/s/ JOHN CHIRTEA*
-----------------
John Chirtea

/s/ SUSAN D. GOFF*
------------------
Susan D. Goff

/s/ CHARLES F. MESS*
--------------------
Charles F. Mess

/s/ ROBERT L. MITCHELL*
-----------------------
Robert L. Mitchell

/s/ ROBERT L. ORNDORFF, JR.*
----------------------------
Robert L. Orndorff, Jr.

/s/ CRAIG A. RUPPERT*
---------------------
Craig A. Ruppert

/s/ W. DREW STABLER*
--------------------
W. Drew Stabler

*By:   /s/ THERESA A. CORNISH
       ----------------------
       Theresa A. Cornish, Attorney in Fact



                                INDEX TO EXHIBITS

Exhibit Number                      Description
--------------                      -----------
4                          Director Stock Purchase Plan

5                          Opinion of Kennedy, Baris & Lundy, L.L.P.

23.1 Consent of Kennedy, Baris & Lundy, L.L.P., included in Exhibit 5

23.2                       Consent of McGladrey and Pullen, LLP

23.3                       Consent of Stegman & Company

24                         Power of Attorney